Exhibit 99.1

CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director nominee and to the disclosure of the undersigned’s biographical information included in the Registration Statement on Form S-1, and any amendments thereto, to be filed by Linkhome Holdings Inc. with the Securities and Exchange Commission. The undersigned further consents to the filing of this consent as an exhibit to such Registration Statement.

/s/ Zhen Qin
Name:	Zhen Qin
Date:	June 13, 2024